Exhibit 10.10 - Option Agreement entered into by Legacy subsidiary,  Diamond Media, LLC and  Eastern Sierra Broadcasting..

AGREEMENT

THIS AGREEMENT ("Agreement"), made and entered into as of this 18th day of November, 2004, by and among EASTERN SIERRA BROADCASTING ("Eastern Sierra"), and DIAMOND MEDIA, LLC ("Diamond Media").

WHEREAS, the Federal Communications Commission opened a filing window for the filing of proposals for new AM broadcast stations (Public Notice, DA 03-3552) (the "Filing Window"); and

WHEREAS, Eastern Sierra filed proposals during the Filing Window for Beatty, Nevada (ARN-20040130AAK), Bishop, California (ANR-20040127AAK), and Hawthorne, Nevada (ARN-20040127AAL); and

WHEREAS, Eastern Sierra's proposals for new stations to serve the communities of Bishop, Beatty, and Hawthorne were placed on a singleton list issued by the FCC on August 26, 2004 (Public Notice, DA-2683) (the "August Singleton List"); and

WHEREAS, on October 29, 2004, Eastern Sierra filed applications for construction permits (FCC Form 301) for the proposals placed on the August Singleton List (File Nos. BNP-20040129AGA, BNP-20041029AGB, and BNP-20040129AGC) (together, the "Applications"); and

WHEREAS, Eastern Sierra also has filed a proposal for a new AM allotment to serve Tonopah, California File No. ARN-20040127AAP) (the "Tonopah Allotment"); and

WHEREAS, Easter Siena's proposal for a new AM allotment to serve Tonopah was placed on a singleton list issued by the FCC on November 17, 2004 (Public Notice, DA 04-3596) (the "November Singleton List")

WHEREAS, Diamond Media wishes to acquire the construction permits granted by the FCC in the event the Applications are granted by the FCC (the "Permits").

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.    Eastern Sierra agrees to sell, and Diamond Media agrees to purchase the Permits that are awarded by the FCC for the communities proposed in the Applications, for the amounts specified below:

Beatty, Nevada:

$20,000 (the "Beatty Purchase Price")

Bishop, California

$20,000 (the "Bishop Purchase Price")

Hawthorne, Nevada

$13,000 (the "Hawthorne Purchase Price")

Tonopah, California

$15,000 (the "Tonopah Purchase Price")

 2.    In consideration of the rights granted to Diamond Media by Eastern Sierra, Diamond agrees (1) to pay the sum of $3,310 per construction permit application, which Eastern Sierra agrees to utilize for payment of the Filing Fee for each application for construction permit filed for Beatty, Bishop, Tonopah, and Hawthorne (which amounts shall not apply to the Beatty Purchase Price, the Bishop Purchase Price, or the Hawthorne Purchase Price), and (2) advance to Eastern Sierra the sum of $1,500 (the "Upfront Payment") for each of the Beatty, Bishop, Tonopah, and Hawthorne construction permits (which amounts shall apply to the Beatty Purchase Price, the Bishop Purchase Price, the Tonopah Purchase Price, or the Hawthorne Purchase Price). The Construction Permit Payments and the Advance Payments shall be paid within three (3) business days of execution of this Agreement.

At such time as any of the Construction Permit Applications are granted, the Upfront Payments shall be applied to the each of the Bishop Purchase Price, the Beatty Purchase Price, and the Hawthorne Purchase Price. In the event any of the Bishop, Beatty, Tonopah and Hawthorne Construction Permits are not granted substantially as currently applied for or proposed, the Upfront Payment for such permit shall either be refunded by Eastern Sierra or else such Upfront Payment shall be applied to the remaining Purchase Price to be paid for either of the other Permits that are granted by the FCC.

3.    It is understood that Eastern Sierra makes no assurances concerning the availability or suitability of the sites currently proposed in the Construction Permit Applications, or the Tonopah expression of interest. Eastern Sierra agrees to provide reasonable assistance, upon request, for the acquisition of a firm transmitter site for any of the Construction Permit Applications or the Tonopah expression of interest. Notwithstanding the foregoing, Eastern Sierra remains responsible for any engineering and legal costs already incurred in conjunction with the filing of the Proposals and the Construction Permit Applications. Eastern Sierra agrees to cooperate in any reasonable request by Diamond Media to amend the Construction Permit Applications or in designating a site for the upcoming Tonopah Construction Permit Application. Any costs incurred for such amendments for the existing Construction Permit Applications, or for any change in initial site for the Tonopah Construction Permit Application, including costs for engineering, shall be paid for by Diamond Media.

4.    Within five days following grant of any of the construction permit applications, Eastern Sierra agrees to enter into a comprehensive Asset Purchase Agreement for acquisition of the Permits by Diamond Media, and to enter into an application (FCC Form 314) for assignment of such Permit. Diamond Media and Eastern Sierra each agree to pay 50% of the FCC assignment application Filing Fee. However, should Eastern Sierra not supply its portion of the Filing Fee at the time of the filing of an assignment application, the Filing Fee for the Assignment Application shall be paid by Diamond Media, and Diamond Media shall receive a credit toward payment of the remainder of the Purchase Price for such permit equal to such amount owed by Eastern Media.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed and executed by their proper individuals or officers thereunto duly authorized as of the day and year first above written.

                                            SELLER:

                                            EASTERN SIERRA BROADCASTING

                                            By: /s/ Chris Perry

                                                  President

                                            BUYER:

                                            DIAMOND MEDIA, LLC

                                            By: /s/ E. Morgan Skinner, Jr.

                                                  Managing Member